Exhibit 4.1






                           NON-QUALIFIED STOCK OPTION


To:      ______________________________________________________________________
                                      Name

         -----------------------------------------------------------------------
                                     Address


Date of Grant:  _______________________________________________________________


         You are hereby granted an option, effective as of the date hereof, to purchase _____ shares of common stock, $1.00 stated par value ("Common Stock") of Tel-Save, Inc. (the "Company"), a Pennsylvania statutory close corporation, at a price of _________ per share.

         Your option may first be exercised on and after twenty-two months from the date of grant, but not before that time. On and after twenty-two months and prior to five years from the date of grant, your option may be exercised for up to 100% of the total number of shares subject to the option minus the number of shares previously purchased by exercise of the option. This option shall terminate and is not exercisable after five years from the date of its grant (the "Scheduled Termination Date"), except if terminated earlier as hereafter provided.

         You may exercise your option by giving written notice to the Secretary of the Company on forms supplied by the Company at its then principal executive office, accompanied by payment of the option price for the total number of shares you specify that you wish to purchase. The payment may be in any of the following forms: (a) cash, which may be evidenced by a check, and includes cash received from brokers in so-called "cashless exercises"; (b) (unless prohibited by the Company) certificates representing shares of Common Stock of the Company, which will be valued by the Secretary of the Company at the fair market value per share of the Company's Common Stock on the date of delivery of such certificates to the Company, accompanied by an assignment of the stock to the Company; or (c) (unless prohibited by the Company) any combination of cash and Common Stock of the Company valued as provided in clause (b). Any assignment of stock shall be in a form and substance satisfactory to the Secretary of the Company, including guarantees of signature(s) and payment of all transfer taxes if the Secretary deems such guarantees necessary or desirable.




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         In the event of any  change  in the  outstanding  shares of the  Common
Stock of the Company, or in the event of any change in the stock ownership of the Company, by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, transfer of stock (including, but not limited to, formation of a holding company), reorganization, conversion or what the Company deems in its sole discretion to be similar circumstances, the number and kind of shares subject to this option and the option price of such shares shall be appropriately adjusted in a manner to be determined in the sole discretion of the Company. You hereby agree to promptly surrender this option for cancellation if required by the Company pursuant to the preceding sentence.

         This option is not transferable otherwise than by will or the laws of descent and distribution, and is exercisable during your lifetime only by you, including, for this purpose, your legal guardian or custodian in the event of disability. Until the option price has been paid in full pursuant to due exercise of this option and the purchased shares are delivered to you, you do not have any rights as a shareholder of the Company. The Company reserves the right not to deliver to you the shares purchased by virtue of the exercise of this option during any period of time in which the Company deems, in its sole discretion, that such would violate a federal, state, local or securities exchange rule, regulation or law.

         Notwithstanding anything to the contrary contained herein, this option is not exercisable until all the following events occur and during the following periods of time:

                  (a) Until this option and the optioned shares are approved and/or registered with such federal, state and local regulatory bodies or agencies and securities exchanges as the Company may deem necessary or desirable; or

                  (b) During any period of time in which the Company deems that the exercisability of this option, the offer to sell the shares optioned hereunder, or the sale thereof, may violate a federal, state, local or securities exchange rule, regulation or law, or may cause the Company to be legally obligated to issue or sell more shares than the Company is legally entitled to issue or sell; or

                  (c) If this option is exercised prior to an initial public offering of the stock of the Company or of any holding company which owns, directly or indirectly, all of the stock of the Company, or within nine months after such initial public offering, until you have entered into or agreed to enter into a so-called "lock-up agreement" in form and substance satisfactory to any managing underwriters for such initial public offering and to the Company; or

                  (d) Until you have paid or made suitable  arrangements  to pay
(i) all federal, state and local income tax withholding required to be withheld by the Company in connection with the option exercise and (ii) the employee's portion of other federal, state and local payroll and other taxes due in connection with the option exercise.


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                  The following two  paragraphs  shall be applicable  if, on the date of exercise of this option, the Common Stock to be purchased pursuant to such exercise has not been registered under the Securities Act of 1933, as amended, and under applicable state securities laws, and shall continue to be applicable for so long as such registration has not occurred:

                  (a) The optionee hereby agrees, warrants and represents that he will acquire the Common Stock to be issued hereunder for his own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of such shares, except as hereafter permitted. The optionee further agrees that he will not at any time make any offer, sale, transfer, pledge or other disposition of such Common Stock to be issued hereunder without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company to the effect that the proposed transaction will be exempt from such registration. The optionee shall execute such instruments, representations, acknowledgments and agreements as the Company may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or securities exchange rule, regulation or law.

                  (b) The certificates for Common Stock to be issued to the optionee hereunder shall bear the following legend:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from such registration. The shares subject to this option may be subject to certain repurchase rights and rights of first refusal; a description of such rights is on file with the Secretary of the Company."

The foregoing legend, except for the last sentence thereof, shall be removed upon registration of the legended shares under the Securities Act of 1933, as amended, and under any applicable state laws or upon receipt of any opinion of counsel acceptable to the Company that said registration is no longer required.

         The sole purpose of the agreements, warranties, representations and legend set forth in the two immediately preceding paragraphs is to prevent violations of the Securities Act of 1933, as amended, and any applicable state securities laws.

         It is the intention of the Company and you that this option shall not be an "Incentive Stock Option" as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder.


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         In the event this option is exercised prior to a public offering of the stock of the Company or a holding company which owns, directly or indirectly, all of the stock of the Company, the following shall apply: (a) the Company shall have the right, at any time prior to such public offering, to repurchase the stock subject to this option at its then fair market value; (b) prior to such public offering, neither the stock subject to this option nor any interest in such stock shall be transferred, directly or indirectly, or pledged or otherwise disposed of (i) to an ineligible shareholder under Subchapter S of the Code or (ii) without providing the Company with a written right of first refusal in form and substance reasonably satisfactory to the Company and, if such right of first refusal is not exercised, without having the transferee or pledgee agree, in writing, to be bound by all of the provisions of this option; and (c) you agree to make such Subchapter S elections as the Company may request. If the Company elects to repurchase your stock as provided in clause (a) above, the Company shall notify you in writing of such election and, effective upon the delivery of such notice to you, your stock shall be deemed to have been automatically transferred to the Company by operation of law (and the Secretary of the Company shall be authorized to effectuate such transfer), subject only to your right to receive the fair market value of such stock within sixty days after the date of such written election by the Company.

         This option constitutes the entire understanding between the Company and you with respect to the subject matter hereof and no amendment, supplement or waiver of this option, in whole or in part, shall be binding upon the Company unless in writing and signed by the Chief Executive Officer of the Company. This option and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed solely in Pennsylvania.

         Please sign the copy of this option and return it to the Company's Secretary, thereby indicating your understanding of and agreement with its terms and conditions.

                                    TEL-SAVE, INC.


                                    By:  ______________________________________
                                              Title:  Chief Executive Officer

I hereby acknowledge receipt of a copy of the foregoing stock option and, having read it hereby signify my understanding of, and my agreement with, its terms and conditions. This further confirms that this option reflects a verbal commitment made by the Company to me on the date of its grant as reflected hereon.


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(Signature)                                                     (Date)


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